PURCHASE AND SALE AGREEMENT


         THIS AGREEMENT is made as of the ____ day of August, 1998, between PP CENTER LIMITED, an Ohio limited liability company ("Seller"), and RRC ACQUISITIONS TWO, INC., a Florida corporation, its designees, successors and assigns ("Buyer").

        Background

         Buyer wishes to purchase a shopping center in the City of Columbus, State of Ohio, owned by Seller, known as Park Place Shopping Center (the "Shopping Center");


         Seller wishes to sell the Shopping Center to Buyer;

         In consideration of the mutual agreements herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Seller agrees to sell and Buyer agrees to purchase the Property (as hereinafter defined) on the following terms and conditions:

         1.  DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         1.1 Agreement means this instrument as it may be amended from time to time.

         1.2 Allocation Date means the close of business on the day immediately prior to the Closing Date.

         1.3 Audit Representation Letter means the form of Audit Representation Letter attached hereto as Exhibit .

         1.4 Buyer means the party identified as Buyer on the initial page hereof.

         1.5 Closing means generally the execution and delivery of those documents and funds necessary to effect the sale of the Property by Seller to Buyer.

         1.6  Closing Date means the date on which the Closing occurs.

         1.7 Contracts means all service contracts, agreements or other instruments to be assigned by Seller to Buyer at Closing.

         1.8  Day means a calendar day, whether or not the term is capitalized.


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         1.9  Earnest  Money  Deposit  means the deposit  delivered  by Buyer to
Escrow Agent prior to the Closing under Sections and of this Agreement, together with the earnings thereon, if any.

         1.10 Effective Date means the date which is the later of the date of execution by the last of Buyer or Seller to execute this Agreement and transmit a copy of the fully executed Agreement to the other, or (b) receipt by the Buyer of documents asterisked in Exhibit .

         1.11 Environmental Claim means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material or actual or alleged Hazardous Material Activity, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Material, Environmental Law or other order of a governmental authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

         1.12 Environmental Law means any current legal requirement in effect at the Closing Date pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of source water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water, and groundwater); and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC ss.ss.9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC ss.ss.6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC ss.ss.1251 et seq., Clean Air Act of 1966, as amended, 42 USC ss.ss.7401 et seq., Toxic Substances Control Act of 1976, 15 USC ss.ss.2601 et seq., Hazardous Materials Transportation Act, 49 USC App. ss.ss.1801, Occupational Safety and Health Act of 1970, as amended, 29 USC ss.ss.651 et seq., Oil Pollution Act of 1990, 33 USC ss.ss.2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC App. ss.ss.11001 et seq., National Environmental Policy Act of 1969, 42 USC ss.ss.4321 et seq., Safe Drinking Water Act of 1974, as amended by 42 USC ss.ss.300(f) et seq., and any similar, implementing or successor law, any amendment, rule, regulation, order or directive, issued thereunder.

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         1.13  Escrow  Agent  means Ohio Title  Corporation,  as agent for First
American Title Insurance Company, 115 W. Main Street, Columbus, Ohio 43215; Telephone 614/221-7701; Facsimile 614/221-8954, or any successor Escrow Agent.

         1.14  Governmental  Approval  means  any  permit,  license,   variance,
certificate, consent, letter, clearance, closure, exemption, decision, action or approval of a governmental authority.

         1.15 Hazardous Material means any asbestos, petroleum, petroleum product, drycleaning solvent or chemical, biological or medical waste, "sharps" or any other hazardous or toxic substance as defined in or regulated by any Environmental Law in effect at the pertinent date or dates.

         1.16 Hazardous Material Activity means any activity, event, or occurrence at or prior to the Closing Date involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling or corrective or response action to any Hazardous Material.

         1.17 Improvements means all buildings, structures or other improvements situated on the Real Property.

         1.18 Inspection Period means the period of time which expires at midnight on the fortieth (40th) day after the later of the (a) date of execution by the last of Buyer or Seller to execute this Agreement and transmit a copy of the fully executed Agreement to the other, or (b) receipt by the Buyer of documents asterisked in Exhibit . If such expiration date is a weekend or national holiday, the Inspection Period shall expire at midnight on the next immediately succeeding business day.

         1.19 Leases means all leases and other occupancy agreements permitting persons to lease or occupy all or a portion of the Property.

         1.20 Materials means all plans, drawings, specifications, soil test reports, environmental reports, market studies, surveys, and similar documentation, if any, owned by or in the possession of Seller with respect to the Property, Improvements and any proposed improvements to the Property, which Seller may lawfully transfer to Buyer except proprietary, confidential Materials, and except that, as to financial and other records, Materials shall include only photostatic copies.

         1.21 Partnership means Regency Centers, L.P., a Delaware limited partnership, of which Regency is the sole general partner.

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         1.22 Partnership  Agreement means the Amended and Restated  Partnership
    Agreement of the Partnership, a copy of which is attached hereto as Exhibit

         1.23 Partnership Units means units representing limited partnership interests in the Partnership.

         1.24 Permitted Exceptions means only the following interests, liens and encumbrances:

              (a) Liens for ad valorem taxes not payable on or before Closing;

              (b)      The Surviving Mortgage and related loan documents;

              (c)      Rights of tenants under Leases;

              (d)      Zoning ordinances; and

              (e) Other matters determined by Buyer to be acceptable.

         1.25 Personal Property means all (a) sprinkler, plumbing, heating, air-conditioning, electric power or lighting, incinerating, ventilating and cooling systems, with each of their respective appurtenant furnaces, boilers, engines, motors, dynamos, radiators, pipes, wiring and other apparatus, equipment and fixtures, elevators, partitions, fire prevention and extinguishing systems located in or on the Improvements, (b) all Materials, and (c) all other personal property used in connection with the Improvements, provided the same are now owned or are acquired by Seller prior to the Closing.

         1.26 Property means collectively the Real Property, the Improvements and the Personal Property.

         1.27 Prorated means the allocation of items of expense or income between Buyer and Seller based upon that percentage of the time period as to which such item of expense or income relates which has expired as of the date at which the proration is to be made.

         1.28 Purchase Price means the consideration agreed to be paid by Buyer to Seller for the purchase of the Property as set forth in Section (subject to adjustments as provided herein).

         1.29 Real Property means the lands more particularly described on Exhibit , together with all easements, licenses, privileges, rights of way and other appurtenances pertaining to or accruing to the benefit of such lands.

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         1.30  Redemption  Agreement  means  the  form of  Redemption  Agreement attached hereto as Exhibit .

         1.31 Regency means Regency Realty Corporation, a Florida corporation.

         1.32 Release means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Material at or prior to the Closing Date.

         1.33 Rent Roll means the list of Leases attached hereto as Exhibit, identifying with particularity the space leased by each tenant, the term (including extension options), square footage and applicable rent,common area maintenance, tax and other reimbursements, security deposits and similar data.

         1.34 Seller means the party identified as Seller on the initial page hereof.

         1.35 Seller Financial Statements means the unaudited balance sheets and statements of income, cash flows and changes in financial positions prepared by Seller for the Property, as of and for the two (2) calendar years next preceding the date of this Agreement and all monthly reports of income, expense and cash flow prepared by Seller for the Property, which shall be consistent with past practice, for any period beginning after the latest of such calendar years, and ending prior to Closing.

         1.36 Shopping Center means the Shopping Center identified on the initial page hereof.

         1.37 Survey means a map of a stake survey of the Real Property which shall comply with Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM in 1992, and includes items 1, 2, 3, 4, 6, 7, 8, 9, 10 and 11 of Table "A" thereof, which meets the accuracy standards (as adopted by ALTA and ACSM and in effect on the date of the Survey) of an urban survey, which is dated not earlier than thirty (30) days prior to the Closing, and which is certified to Buyer, Seller, the Title Insurance company providing Title Insurance to Buyer and the holder of the Surviving Mortgage.

         1.38 Surviving Mortgage. means a mortgage or other instrument dated September 26, 1995, from Seller to USG Annuity and Life Company with a principal balance of $7,570,482.74 as of July 1, 1998, bearing interest at eight percent (8.0%) per annum, amortizing over a twenty-five (25) year period, and maturing on October 1, 2002.

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         1.39 Tenant Estoppel Letter means a letter or other  certificate from a tenant certifying as to certain matters regarding such tenant's Lease, in substantially the same form as attached hereto as Exhibit , or in the case of national or regional "credit" tenants identified as such on the Rent Roll, the form customarily used by such tenant provided the information disclosed is acceptable to Buyer.

         1.40 Title Defect means any exception in the Title Insurance Commitment or any matter disclosed by the Survey, other than a Permitted Exception.

         1.41 Title Insurance means an ALTA Form B Owners Policy of Title Insurance for the full Purchase Price insuring marketable title in Buyer in fee simple, subject only to the Permitted Exceptions, issued by a title insurer acceptable to Buyer.

         1.42 Title Insurance Commitment means a binder whereby the title insurer agrees to issue the Title Insurance to Buyer.

         1.43 Transaction Documents means this Agreement, the deed conveying the Property, the assignment of leases, the bill of sale conveying the Personal Property and all other documents required or appropriate in connection with the transactions contemplated hereby.

         2.  PURCHASE PRICE AND PAYMENT

         2.1 Purchase Price; Payment.

         (a) Purchase Price and Terms. The total Purchase Price for the
Property (subject to adjustment as provided herein) shall be $10,750,000, less the outstanding principal balance of the Surviving Mortgage as of the Allocation Date. The Purchase Price shall be payable in cash at Closing, or alternatively as provided in Section below, Seller may elect to contribute the Property to the Partnership in exchange for Partnership Units therein.

    (b) Adjustments  to the Purchase  Price.  The Purchase  Price
shall be adjusted as of the Closing Date by:

    (1) prorating the Closing year's real and tangible personal property taxes as of the Allocation Date (if the amount of the current year's property taxes are not available, such taxes will be prorated based upon the prior year's assessment);

    (2) prorating as of the Allocation Date cash receipts and expenditures for the Shopping Center, interest on the debt secured by the Surviving Mortgage and other items customarily prorated in transactions of this sort; and

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   (3) subtracting the amount of tenant security deposits held by Seller the obligations for which are to be assumed by Buyer, prepaid rents from tenants under the Leases, and credit balances, if any, of any tenants. Any rents, percentage rents or tenant reimbursements payable by tenants after the Allocation Date but applicable to periods on or prior to the Allocation Date shall be remitted to Seller by Buyer within thirty (30) days after receipt, less any reasonable expenses of the Property actually incurred on or prior to the Allocation Date but discovered by Buyer after Closing. Buyer shall have no obligation to collect delinquencies, but should Buyer collect any delinquent rents or other sums which cover periods prior to the Allocation Date and for which Seller have received no proration or credit, Buyer shall remit same to Seller within thirty (30) days after receipt, less any reasonable costs of collection. Buyer will not interfere in Seller's efforts to collect sums due it prior to the Closing. Seller will remit to Buyer promptly after receipt any rents, percentage rents or tenant reimbursements received by Seller after Closing which are attributable to periods occurring after the Allocation Date. Undesignated receipts after Closing of either Buyer or Seller from tenants in the Shopping Center shall be applied first to then current rents and reimbursements for such tenant(s), then to delinquent rents and reimbursements attributable to post-Allocation Date periods, and then to pre-Allocation Date periods. Utility deposits and similar deposits made by Seller shall be transferred to Buyer, who shall reimburse Seller therefor, or Buyer shall make its own deposits and Seller shall obtain refunds of the deposits made by Seller, as Buyer and Seller shall agree prior to Closing.

         2.2 Earnest Money Deposit. An Earnest Money Deposit in the amount of $25,000 shall be delivered to Escrow Agent within three (3) days after the date of execution by the last of Buyer or Seller to execute and transmit a copy of this Agreement to the other. This Agreement may be terminated by Seller if the Earnest Money Deposit is not received by Escrow Agent by such deadline. The
Earnest Money Deposit paid by Buyer shall be deposited by Escrow Agent in an interest bearing account at First Union National Bank, and shall be held and disbursed by Escrow Agent as specifically provided in this Agreement. The Earnest Money Deposit shall be applied to the Purchase Price at the Closing.

         2.3  Closing Costs.

              (a) Seller shall pay:

                  (1) Transfer taxes imposed upon the transactions contemplated hereby;


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                  (2) Cost of satisfying any liens on the Property other than the Surviving Mortgage;

                  (3) Cost of title insurance and the costs, if any, of curing title defects and recording any curative title documents;

                  (4) Transfer fees, assumption charges and other costs and fees charged by the holder of the Surviving Mortgage, if any;

                  (5) Seller's attorneys' fees relating to the sale of the
                      Property.

              (b) Buyer shall pay:

                  (1) Cost of Buyer's due diligence inspection;

                  (2) Costs of the Phase 1 environmental site assessment to be obtained by Buyer;

                  (3) Cost of the Survey;

                  (4) Brokerage commission to R.A. Kennedy and Associates/Mark
                      Kennedy in the amount of $50,000.00, if and when the transaction closes; and

                  (5) Cost of recording the deed; and

                  (6) Buyer's attorneys' fees.

         2.4 Contribution Alternative. As an alternative to selling the Property to Buyer, and if Buyer does not elect to terminate during the Inspection Period, Seller, by notice to Buyer given within ten (10) business days after the end of the Inspection Period, may elect to contribute the Property to the Partnership in exchange for Partnership Units, as hereinafter provided. In such event the Purchase Price for the Property shall be payable by exchanging for the Property, Partnership Units in the Partnership having an aggregate value equal to the Purchase Price, adjusted by the allocations, credits, charges and adjustments provided in this Agreement, in which event there shall be no credit against the Purchase Price for the Earnest Money Deposit, which shall be returned to Buyer at Closing. The number of Partnership Units to be issued to Seller shall be established by dividing such adjusted Purchase Price by the average closing price of a share of the common stock of Regency over the twenty trading days immediately preceding the fifth (5th) trading day prior to the Closing Date on the New York Stock Exchange (or the exchange or quotation system on which the common stock of Regency is then listed for trading). Under the terms of the Redemption Agreement Seller, as a limited partner of the Partnership, shall have

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the  right to  require Regency  to acquire  all  of its Partnership Units in the
Partnership  (i)  in exchange for  common stock of  Regency on the  basis of one
Regency   share  for  each  Partnership   Unit  exchanged   (the  "Put  Price"),
provided that  such shares shall  have such  restrictions  as are agreed upon in
the   Partnership  Agreement  and in  the  Redemption   Agreement,  and  further
provided   such  rights   shall  not  be exercised   in a  manner or at any time
which would be or cause a violation of any law or regulation governing the sale or disposition of securities, including without limitation Rule 144 or (ii) in exchange for cash, as provided in the Redemption Agreement. If such exercise results in a fractional share, Regency shall pay cash in lieu thereof in an
amount  equal to  such fraction  multiplied by  the average closing   price of a
Regency share during the twenty (20) business days preceding the date of Seller's notice. Regency or Seller may elect to pay or receive the Put Price in cash instead of shares with respect to all or any portion of the Partner-ship Units to be exchanged. The Redemption Agreement shall also provide that:

                  (a) Partnership and Seller agree that for federal income tax purposes, they will report the transfer of the Property to the Partnership as a contribution to the Partnership pursuant to Section 721 of the Internal Revenue Code of 1986 (the "Code") for consideration consisting solely of Partnership Units;

                  (b) For purposes of Section 704(c) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership will use the "traditional method" described in Treasury Regulation Section 1.704-3(b) with respect to the Property or any interest therein;

                  (c) So long as the Partnership Units held by the original limited partners executing the Redemption Agreement (the "L.P.'s"), which L.P.'s are intended to be Tod J. Ortlip and Jay Ortlip, constitute no less than fifty percent (50%) in the aggregate of the Partnership Units originally issued to such L.P.'s, until the maturity date of the Surviving Mortgage, the Partnership will not take any action which will cause a reduction in the amount of Partnership liabilities allocable to the L.P.'s pursuant to Treas. Reg. ss. 1.752-3(a)(2), except for scheduled payments of debt service; and

                  (d) So long as the Partnership Units held by the L.P.'s constitute no less than fifty percent (50%) in the aggregate of the Partnership Units originally issued to such L.P.'s, until the fifth anniversary of the Closing, the Partnership shall not voluntarily dispose of the Property except in a Section 1031 transaction under the Internal Revenue Code (or in a similar transaction that would not be taxable to such L.P.'s for federal income tax purposes).

                  (e) So long as the Partnership Units held by the L.P.'s constitute no less than fifty percent (50%) in the aggregate of the Partnership Units originally issued

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to such L.P.'s,  from and after the maturity date of the Surviving  Mortgage (or at any earlier time with the consent of the general partner, which consent shall not be unreasonably withheld), the general partner, if requested by one of the L.P.'s shall cooperate with the L.P.'s to allow the L.P.'s to timely incur the "economic risk of loss" for purposes of Section 752 of the Code (the "guarantee") with respect to the bottom portion of any indebtedness of the Partnership (such indebtedness to be reasonably selected by the general partner), provided that the bottom portion guaranteed does not constitute more than thirty-five percent (35%) of the then outstanding principal balance of the indebtedness. Such guarantee shall be limited to a maximum aggregate balance of $_______________ (the "Amount") at any one time. The guarantee shall be joint and several as to the L.P.'s electing to execute the guarantee and in the absence of any agreement among the L.P.'s to the contrary, the portion of the indebtedness to be guaranteed shall be allocated among the L.P.'s electing to execute the guarantee in proportion to the number of Partnership Units held by each. An election to execute the guarantee of any indebtedness of the Partnership shall be made by delivery of a written election notice to the general partner, which indicates that a majority of the L.P.'s then holding Partnership Units have elected to guarantee Partnership indebtedness pursuant to this Section 2.4(d), the amount of the indebtedness (up to the limit set forth above) and the allocation of responsibility of such guarantee among the L.P.'s making the election. The election may be made only once. In satisfying its obligations hereunder, the general partner of the Partnership shall reasonably endeavor to identify an amount of indebtedness such that the guarantee can be made in an amount approximately equal to the Amount, to cooperate with the L.P.'s to structure any guarantee in a manner that the guarantee terminates at a time determined by the L.P.'s and to provide indebtedness to be guaranteed that the Partnership anticipates will be outstanding for no less than five (5) years after the date of the guarantee. The general partner shall not be obligated to incur any expenses with respect to the foregoing other than expenses for which they will be reimbursed by the L.P.'s.


         3.       INSPECTION PERIOD AND CLOSING

         3.1      Inspection Period.

                  (a) Buyer agrees that it will have the Inspection Period to physically inspect the Property, review the economic data, underwrite the tenants and review their Leases, and to otherwise conduct its due diligence review of the Property and all books, records and accounts of Seller related thereto. Buyer hereby agrees to indemnify and hold Seller harmless from any damages, liabilities or claims for property damage or personal injury arising out of such inspection and investigation by Buyer or its agents or independent contractors; and Buyer agrees to repair and restore the Property to its condition immediately prior to Buyer's entry thereon to the extent any damage to the Property arose because of Buyer's entry thereon or the entry thereon

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of Buyer's agents, employees, contractors and consultants. Within the Inspection
Period, Buyer may, in its sole discretion and for any reason or no reason, elect to go forward with this Agreement to Closing, which election shall be made by notice to Seller given within the Inspection Period. If such notice is not timely given, this Agreement and all rights, duties and obligations of Buyer and
Seller  hereunder,  except  any  which  expressly  survive  termination,   shall
terminate and Escrow Agent shall forthwith return to Buyer the Earnest Money Deposit. If Buyer so elects to go forward, the Earnest Money Deposit shall be increased by an additional deposit of $100,000 (to be deposited with Escrow Agent no later than three (3) business days following the end of the Inspection Period), and shall not be refundable except upon the terms otherwise set forth herein.

                  (b) Seller will promptly furnish or make available to Buyer the documents enumerated on Exhibit attached hereto, and Buyer agrees to keep confidential any information derived from such documents, except as necessary to share with its attorneys, consultants and lenders. Buyer further agrees to return said documents to Seller should this transaction fail to close. Buyer, through its officers, employees and other authorized representatives, shall have the right to reasonable access to the Property and all records of Seller related thereto, including without limitation all Leases and Seller Financial Statements, at reasonable times during the Inspection Period for the purpose of inspecting the Property, taking soil and ground water samples, conducting Hazardous Materials inspections, reviewing the books and records of Seller concerning the Property and otherwise conducting its due diligence review of the Property. Seller shall cooperate with and assist Buyer in making such inspections and reviews. Seller shall give Buyer any authorizations which may be required by Buyer in order to gain access to records or other information pertaining to the Property or the use thereof maintained by any governmental or quasi-governmental authority or organization. Buyer, for itself and its agents, agrees not to enter into any contract with existing tenants without the written consent of Seller if such contract would be binding upon Seller should this transaction fail to close. Buyer shall have the right to have due diligence interviews and other discussions or negotiations with tenants.

                  (c) Buyer, through its officers or other authorized representatives, shall have the right to reasonable access to all Materials (other than privileged or confidential litigation materials) for the purpose of reviewing and copying the same.

         3.2 Hazardous Material. Prior to the end of the Inspection Period Buyer may order environmental assessments of the Property. A copy of any assessment report, if made, shall be furnished by Buyer to Seller promptly upon its completion. If an assessment report discloses the existence of any Hazardous Material or any other matters concerning the environmental condition of the Property or its environs, Buyer may notify Seller in writing, within ten (10) business days after receipt of the

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

assessment report that it elects to terminate this Agreement, whereupon this Agreement shall terminate and Escrow Agent shall return to Buyer its Earnest Money Deposit.

         3.3 Time and Place of Closing. Unless otherwise agreed by the parties, the Closing shall take place at the offices of Escrow Agent at 10:00 A.M. on the date which is the fifteenth (15th) business day following the expiration of the Inspection Period, provided that Buyer may designate an earlier date for Closing.

  4.  WARRANTIES, REPRESENTATIONS AND COVENANTS OF SELLER

         Seller warrants and represents as follows as of the date of this Agreement and as of the Closing and where indicated covenants and agrees as follows:

         4.1 Organization; Authority. Seller is duly organized, validly existing and in good standing under the laws of the state of its organization and the state in which the Shopping Center is located, and has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement and other Transaction Documents have been duly authorized to do so on behalf of Seller. Seller is not a "foreign person" under Sections 1445 or 897 of the Internal Revenue Code nor is this transaction subject to any withholding under any state or federal law.

         4.2 Authorization; Validity. The execution and delivery of this Agreement by Seller and Seller's consummation of the transactions contemplated by this Agreement have been duly and validly authorized. This Agreement constitutes a legal, valid and binding agreement of Seller enforceable against it in accordance with its terms.

         4.3 Title. Seller is the owner in fee simple of all of the Property, subject only to the Permitted Exceptions.

         4.4 Commissions. Seller has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Seller, Buyer or the Property for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein except for R.G. Kennedy & Associates/Mark Heath (whose commission is payable by Buyer). Seller agrees to indemnify Buyer from any other such claim arising by, through or under Seller. The provisions of this section shall survive Closing indefinitely.

         4.5 Sale Agreements. The Property is not subject to any outstanding agreement(s) of sale, option(s), or other right(s) of third parties to acquire any interest therein, except for Permitted Exceptions and this Agreement.


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

         4.6 Litigation. There is no litigation or proceeding pending, or to the best of Seller's knowledge, threatened against Seller relating to the Property.

         4.7 Leases. There are no Leases affecting the Property, oral or written, except as listed on the Rent Roll, and any Leases or modifications entered into between the date of this Agreement and the Closing Date with the reasonable consent of Buyer. Copies of the Leases, which have been delivered to Buyer or shall be delivered to Buyer within five (5) days from the date hereof, are, to the best knowledge of Seller, true, correct and complete copies thereof, subject to the matters set forth on the Rent Roll. Between the date hereof and the Closing Date, Seller will not terminate or modify existing Leases or enter into any new Leases without the reasonable consent of Buyer. All of the Property's tenant leases are in good standing and to the best of Seller's knowledge no defaults exist thereunder except as noted on the Rent Roll. No rent or reimbursement has been paid more than one (1) month in advance and no security deposit has been paid, except as stated on the Rent Roll. No tenants under the Leases are entitled to interest on any security deposits. No tenant under any Lease has or will be promised any inducement, concession or consideration by Seller other than as expressly stated in such Lease, and except as stated therein there are and will be no side agreements between Seller and any tenant.

         4.8 Financial Statements. Each of the Seller Financial Statements delivered or to be delivered to Buyer hereunder has or will have been prepared in accordance with the books and records of Seller and presents fairly in all material respects the financial condition, results of operations and cash flows for the Property as of and for the periods to which they relate. All are in conformity with Seller's customary income tax accounting standards applied by Seller on a consistent basis. There has been no material adverse change in the operations of the Property or its prospects since the date of the most recent Seller Financial Statements. Seller covenants to furnish promptly to Buyer copies of the Seller Financial Statements together with unaudited updated monthly reports of cash flow for interim periods beginning after December 31, 1997. Buyer and its independent certified accountants shall be given access to Seller's books and records at any time prior to and for six (6) months following Closing upon reasonable advance notice in order that they may verify the financial statements prior to Closing. Seller agrees to execute and deliver to Buyer or its accountants the Audit Representation Letter should Buyer's accountants audit the records of the Shopping Center.

         4.9 Contracts. Except for Leases and Permitted Exceptions, there are no management, service, maintenance, utility or other contracts or agreements affecting the Property, oral or written, which extend beyond the Closing Date and which would bind Buyer or encumber the Property, at Buyer's option, more than thirty (30) days after Closing. All such Contracts are in full force and effect in accordance with their respective terms, and all obligations of Seller under the Contracts required to be

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

performed to date have been performed in all material respects; no party to any Contract has asserted any claim of default or offset against Seller with respect thereto and no event has occurred or failed to occur, which would, to the best of Seller's knowledge, in any way materially and adversely affect the validity or enforceability of any such Contract; and the copies of the Contracts delivered to Buyer prior to the date hereof are true, correct and complete copies thereof. Between the date hereof and the Closing, Seller covenants to fulfill all of its obligations under all Contracts, and covenants not to terminate or modify any such Contracts or enter into any new contractual obligations relating to the Property without the consent of Buyer (not to be unreasonably withheld) except such obligations as are freely terminable without penalty by Seller upon not more than thirty (30) days' written notice.

         4.10 Maintenance and Operation of Property. From and after the date hereof and until the Closing, Seller covenants to keep and maintain and operate the Property substantially in the manner in which it is currently being maintained and operated and covenants not to cause or permit any waste of the Property nor undertake any action with respect to the operation thereof outside the ordinary course of business without Buyer's prior written consent. In connection therewith, Seller covenants to make all necessary repairs and replacements until the Closing so that the Property shall be of substantially the same quality and condition at the time of Closing as on the date hereof. Seller covenants not to remove from the Improvements or the Real Property any article included in the Personal Property. Seller covenants to maintain such casualty and liability insurance on the Property as it is presently being maintained.

         4.11 Permits and Zoning. To the best knowledge of Seller, there are no material permits and licenses (collectively referred to as "Permits") required to be issued to Seller by any governmental body, agency or department having jurisdiction over the Property which materially affect the ownership or the use thereof which have not been issued. The Property is properly zoned for its present use and is not subject to any local, regional or state development order. The use of the Property is consistent with the land use designation for the Property under the comprehensive plan or plans applicable thereto. There are no outstanding assessments, impact fees or other charges related to the Property.

         4.12 Rent Roll; Tenant Estoppel Letters. The Rent Roll is true and correct in all respects. Seller agrees to use commercially reasonable efforts to obtain current Tenant Estoppel Letters acceptable to Buyer from all Tenants under Leases, which Tenant Estoppel Letters shall confirm the matters reflected by the Rent Roll as to the particular tenant and shall be otherwise acceptable to Buyer in all respects.

         4.13 Condemnation. Neither the whole nor any portion of the Property, including access thereto or any easement benefitting the Property, is subject to temporary requisition of use by any governmental authority or has been condemned,

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

or taken in any proceeding similar to a condemnation proceeding, nor is there now pending any condemnation, expropriation, requisition or similar proceeding against the Property or any portion thereof. Seller has received no notice nor has any knowledge that any such proceeding is contemplated.

         4.14 Governmental Matters. Seller has not entered into any commitments or agreements with any governmental authorities or agencies affecting the Property that have not been disclosed in writing to Buyer and Seller has received no notices from any such governmental authorities or agencies of uncured violations at the Property of building, fire, air pollution or zoning codes, rules, ordinances or regulations, environmental and hazardous substances laws, or other rules, ordinances or regulations relating to the Property. Seller shall be responsible for the remittance of all sales tax for periods occurring prior to the Allocation Date directly to the appropriate state department of revenue.

         4.15 Repairs. Seller has received no notice of any requirements or recommendations by any lender, insurance companies, or governmental body or agencies requiring or recommending any repairs or work to be done on the Property which have not already been completed.

         4.16 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (a) require Seller to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority; (b) conflict with or breach any provision of the organizational documents of Seller; (c) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Seller is a party, or by which Seller, the Property or any of Seller's material assets may be bound, except the Surviving Mortgage, the transactions contemplated hereby requiring the consent of the holder of the Surviving Mortgage; or (d) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Seller, the Property or any of Seller's material assets.

         4.17   Environmental Matters.

         (a) Seller represents and warrants as of the date hereof and as of the Closing that:

               (1) Seller has not, and has no knowledge of any other person who has, caused any Release, threatened Release, or disposal of any Hazardous Material at the Property in any material quantity.

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

              (2) The Property does not now contain and to the best of Seller's knowledge has not contained any: (a) underground storage tank, (b) material amounts of asbestos-containing building material, (c) landfills or dumps, or (d) hazardous waste management facility as defined pursuant to the Resource Conservation and Recovery Act ("RCRA") or any comparable state law. The Property is not a site on or nominated for the National Priority List promulgated pursuant to Comprehensive Environmental Response, Compensation and
                  Liability Act ("CERCLA") or any state remedial priority list promulgated or published pursuant to any comparable state law. Seller discloses and Buyer acknowledges that a drycleaning facility is presently being operated on the Property.

              (3) There are to the best of Seller's knowledge no conditions or circumstances at the Property which pose a risk to the environment or the health or safety of persons in violation of Environmental Law.

         (b) Seller shall indemnify, hold harmless, and hereby waives any claim for contribution against Buyer for any damages to the extent they arise from the inaccuracy or breach of any repre-sentation or warranty by Seller in this section of this Agreement. This indemnity shall survive Closing for a period of two (2) years and shall be in addition to the post-closing indemnities contained in Section .

         4.18 Surviving Mortgage. To Seller's knowledge, the Surviving Mortgage is presently held by USG Annuity and Life Company and is in good standing with no defaults existing thereunder. The principal balance outstanding as of July 1, 1998, is $7,570,482.74, and the monthly payment of principal and interest is $60,780.53. The interest rate is eight percent (8.0%) per annum. Seller has deposits with the holder of the Surviving Mortgage totalling $14,036.11 for taxes. Such deposits will be assigned at Closing, Buyer to reimburse Seller therefor. The transfer of the Property to Buyer will require the consent of the holder of the Surviving Mortgage. Prior to the end of the Inspection Period, Seller shall use reasonable efforts to cause the holder of the Surviving Mortgage to execute and deliver to Buyer an estoppel letter and consent consenting to this transaction and certifying as to the foregoing matters in form and substance reasonably satisfactory to Buyer. Seller will maintain the Surviving Mortgage in good standing, without default, until Closing.

         4.19 No Untrue Statement. Neither this Agreement nor any exhibit nor any written statement or Transaction Document furnished or to be furnished by Seller to Buyer in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.


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

         5.  WARRANTIES, REPRESENTATIONS AND COVENANTS OF BUYER

         Buyer hereby warrants and represents as of the date of this Agreement and as of the Closing and where indicated covenants and agrees as follows:

         5.1 Organization; Authority. Buyer is a corporation duly organized, validly existing and in good standing under laws of Florida and has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement and other Transaction Documents on behalf of Buyer have been duly authorized to do so.

         5.2 Authorization; Validity. The execution, delivery and performance of this Agreement and the other Transaction Documents have been duly and validly authorized by the Board of Directors of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery of this Agreement by Seller) constitutes a legal, valid and binding agreement of Buyer enforceable against it in accordance with its terms.

         5.3 Partnership and Regency Organization. Partnership is a Delaware limited partnership, the sole general partner of which is Regency. Partnership is or at Closing will be qualified to transact business in the state in which the Property is located. Buyer is a wholly owned subsidiary of Regency, whose common shares are traded on the New York Stock Exchange. The authorized capital stock of Regency consists of (i) 150,000,000 shares of Common Stock, (ii) 10,000,000 shares of special Common Stock, $0.01 par value, and (iii) 10,000,000 shares of preferred stock, $0.01 par value. As of March 31, 1998, there were 24,865,205 shares of Common Stock issued and outstanding, and 2,500,000 shares of Special Common Stock in the form of Class B Non-voting Common Stock, par value $0.01 issued and outstanding. The Class B Common Stock is held by a single investor and is convertible in stages beginning in December, 1998, into a total of 2,975,468 shares of Common Stock.

         5.4 Commissions. Buyer has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Buyer or Seller for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein except R.G. Kennedy & Associates/Mark Heath, whose commission shall be paid by Buyer. Buyer agrees to indemnify Seller from any other such claim arising by, through or under Buyer. The provisions of this section shall survive Closing indefinitely.


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

         6.  POSSESSION; RISK OF LOSS

         6.1 Possession. Possession of the Property will be transferred to Buyer at the conclusion of the Closing.

         6.2 Risk of Loss. All risk of loss to the Property shall remain upon Seller until the conclusion of the Closing. If, before the possession of the Property has been transferred to Buyer, any material portion of the Property is damaged by fire or other casualty and will not be restored by the Closing Date or if any material portion of the Property is taken by eminent domain or there is a material obstruction of access to the Improvements by virtue of a taking by eminent domain, Seller shall, within ten (10) days of such damage or taking, notify Buyer thereof and Buyer shall have the option to:

                  (a) terminate this Agreement upon notice to Seller given within ten (10) business days after such notice from Seller, in which case Buyer shall receive a return of its Earnest Money Deposit; or

                  (b) proceed with the purchase of the Property, in which event Seller shall assign to Buyer all Seller's right, title and interest in all amounts due or collected by Seller under the insurance policies or as condemnation awards. In such event, the Purchase Price shall be reduced by the amount of any insurance deductible to the extent it reduced the insurance proceeds payable.

         7.  TITLE MATTERS

         7.1      Title.

                  (a) Title Insurance and Survey. Promptly after the full execution hereof Buyer's counsel shall order the Title Insurance Commitment and a Survey (Seller agreeing to furnish to Buyer copies of any existing surveys and title information in its possession promptly after execution of this Agreement). Buyer will have ten (10) days from receipt of the Title Commitment (including legible copies of all recorded exceptions noted therein) and Survey within which to notify Seller in writing of any Title Defects, encroachments or other matters not acceptable to Buyer which are not permitted by this Agreement. Any Title Defect or other objection disclosed by the Title Insurance Commitment (other than liens removable by the payment of money, except the Surviving Mortgage) or the Survey which is not timely specified in Buyer's written notice to Seller of Title Defects shall be deemed a Permitted Exception. Seller shall notify Buyer in writing within five (5) days of Buyer's notice if Seller intends to cure any Title Defect or other objection. If Seller elects to cure, Seller shall use diligent efforts to cure the Title Defects and/or objections by the Closing Date (as it may be extended). If Seller elects not to cure or if such Title Defects and/or objections are not cured,

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

Buyer shall have the right, in lieu of any other remedies, to: (i) refuse to purchase the Property, terminate this Agreement and receive a return of the Earnest Money Deposit as its sole remedy; or (ii) waive such Title Defects and/or objections and close the purchase of the Property subject to such Title Defects.

                  (b) Miscellaneous Title Matters. If a search of the title discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, Seller shall on request deliver to Buyer an affidavit stating, if true, that such judgments, bankruptcies or the returns are not against Seller. Seller further agrees to execute and deliver to the Title Insurance agent at Closing such documentation, if any, as the Title Insurance underwriter shall reasonably require to evidence that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and that there are no mechanics' liens on the Property or parties in possession of the Property other than tenants under Leases and Seller.

         8.  CONDITIONS PRECEDENT

         8.1 Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to satisfaction or waiver by Buyer of each of the following conditions or requirements on or before the Closing Date:

                  (a)  Seller's  warranties  and   representations   under  this
Agreement shall be true and correct in all material respects as of the Closing Date, and Seller shall not be in default hereunder.

                  (b) All obligations of Seller contained in this Agreement, shall have been fully performed in all material respects and Seller shall not be in default under any covenant, restriction, right-of-way or easement affecting the Property.

                  (c) There shall have been no material adverse change in the Property, its operations or future prospects, the Leases or the financial condition of tenants leasing space in the Shopping Center.

                  (d) A Title Insurance Commitment in the full amount of the Purchase Price shall have been issued and "marked down" through Closing, subject only to Permitted Exceptions.

                  (e) The physical and environmental condition of the Property shall be unchanged from the date of this Agreement, ordinary wear and tear excepted.

                  (f) Seller shall have delivered to Buyer the following in form reasonably satisfactory to Buyer:

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

         (1) A limited warranty deed in proper form for recording, duly executed and acknowledged so as to convey to Buyer the fee simple title to the Property, subject only to the Permitted Exceptions;

         (2) Originals, if available, or if not, true copies of the Leases and of the contracts, agreements, permits and licenses, and such Materials as may be in the possession or control of Seller, including without limitation all tenant files and correspondence;

         (3) A blanket assignment to Buyer of all Leases and the contracts, agreements, permits and licenses (to the extent assignable) as they affect the Property, including an indemnity against breach of such instruments by Seller prior to the Closing Date;

         (4) A bill of sale with respect to the Personal Property and Materials;

         (5)   The Survey;

         (6) A current rent roll for all Leases in effect showing no changes from the rent roll attached to this Agreement other than those set forth in the Leases or approved in writing by Buyer;

         (7) All Tenant Estoppel Letters obtained by Seller, which must include Big Bear, Blockbuster, H&R Block, Society Bank and Subway, and eighty percent (80%) of the other tenants who have signed leases for any portion of the Property, without any material exceptions, covenants, or changes to the form approved by Buyer and distributed to the tenants by Seller, the substance of which Tenant Estoppel Letters must be acceptable to Buyer in all respects;

         (8) A general assignment of all assignable existing warranties relating to the Property;

         (9) An owner's affidavit, non-foreign affidavits, non-tax withholding certificates and such other documents as may reasonably be required by Buyer or its counsel in order to effectuate the provisions of this Agreement and the transactions contemplated herein;

        (10) The originals or copies of any real and tangible personal property tax bills for the Property for the tax year of Closing and the previous year, and, if requested, the originals or copies of any current water, sewer and utility bills which are in Seller's custody or control;


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

        (11) Resolutions and/or affidavits of Seller authorizing the transactions described herein;

        (12) All keys and other means of access to the Improvements in the possession of Seller or its agents;

        (13)  Materials; and

        (14) Such other documents as Buyer may reasonably request to effect the transactions contemplated by this Agreement.

                  (g) Buyer shall have received from the holder of the Surviv-ing Mortgage, and approved, the estoppel letter and the documents by which such holder approves the transfer of the Property to Buyer and the assumption by Buyer, if necessary, of the obligations of the Surviving Mortgage.

                  (h) If applicable, Regency and Seller shall have executed the Partnership Agreement and the Redemption Agreement.

                  In the event that all of the foregoing provisions of this Section are not satisfied and Buyer elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Buyer by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in Article .

         8.2 Conditions Precedent to Seller's Obligations. The obligations of Seller under this Agreement are subject to satisfaction or waiver by Seller of each of the following conditions or requirements on or before the Closing date:

                  (a)  Buyer's   warranties and  representations  under this
Agreement shall be true and correct in all material respects as of the Closing Date, and Buyer shall not be in default hereunder.

                  (b) All of the obligations of Buyer contained in this Agreement shall have been fully performed by or on the date of Closing in compliance with the terms and provisions of this Agreement.

                  (c) Buyer shall have delivered to Seller at or prior to the Closing the following, which shall be reasonably satisfactory to Seller:

                      (1) If applicable, delivery and/or payment of the balance of the Purchase Price in accordance with Section at Closing;

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

                      (2) Such other documents as Seller may reasonably request to effect the transactions contemplated by this Agreement.

                  (d) Seller shall have received and approved the estoppel letter from the holder of the Surviving Mortgage and the terms and conditions of the release of Seller from the obligations imposed by the Surviving Mortgage.

                  (e) If applicable, Regency and Seller shall have executed the Partnership Agreement and the Redemption Agreement.

                  In the event that all conditions precedent to Buyer's obligation to purchase shall have been satisfied but the foregoing provisions of this Section have not, and Seller elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Seller by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in Article .

         8.3 Best Efforts. Each of the parties hereto agrees to use reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

         9.  PRE-CLOSING BREACH; REMEDIES

         9.1 Breach by Seller. In the event of a breach of Seller's covenants or warranties herein and failure by Seller to cure such breach within the time provided for Closing, Buyer may, at Buyer's election (i) terminate this Agreement and receive a return of the Earnest Money Deposit, and the parties shall have no further rights or obligations under this Agreement (except as survive termination); (ii) enforce this Agreement by suit for specific performance; or (iii) waive such breach and close the purchase contemplated hereby, notwithstanding such breach.

         9.2 Breach by Buyer. In the event of a breach of Buyer's covenants or warranties herein and failure of Buyer to cure such breach within the time provided for Closing, Seller's sole remedy shall be to terminate this Agreement and retain Buyer's Earnest Money Deposit as agreed liquidated damages for such breach, and upon payment in full to Seller of such amounts, the parties shall have no further rights, claims, liabilities or obligations under this Agreement (except as survive termination).


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

        10.  POST CLOSING INDEMNITIES AND COVENANTS

        10.1 Seller's Indemnity. Should this transaction close, Seller, subject to the limitations set forth herein, shall indemnify, defend and hold harmless Buyer from all claims, demands, liabilities, damages, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Buyer by reason of, or on account of, any breach by Seller of Seller's warranties, representations and covenants. Except as set forth in this Agreement to the contrary, Seller's warranties, representations and covenants, and the foregoing indemnity, shall survive the Closing for a period of two (2) years. Buyer's rights and remedies herein against Seller shall be in addition to, and not in lieu of all other rights and remedies of Buyer at law or in equity.

        10.2 Buyer's Indemnity. Should this transaction close, Buyer shall indemnify, defend and hold harmless Seller from all claims, demands, liabilities, damages, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Seller by reason of, or on account of, any breach by Buyer of Buyer's warranties, representations and covenants. Except as set forth in this Agreement to the contrary, Buyer's warranties, representations and covenants, and the foregoing indemnity, shall survive the Closing for a period of two (2) years. Seller's rights and remedies herein against Buyer shall be in addition to, and not in lieu of all other rights and remedies of Seller at law or in equity.

        11.  MISCELLANEOUS

        11.1   Disclosure.   Neither  party  shall  disclose  the  transactions
contemplated by this Agreement  without the prior approval of the other,  except
to  its  attorneys,   accountants  and  other  consultants,  their  lenders  and prospective lenders, or where disclosure is required by law.

        11.2 Partnership Issues. Buyer and Seller agree that in the event Seller elects the Contribution Alternative in Section 2.4 of this Agreement, that Buyer shall assign this Agreement to Partnership, which shall assume all of Buyer's obligations hereunder. Partnership has joined in this Agreement for the purpose of agreeing to assume such obligations and be bound hereby if this Agreement is assigned to it.

        11.3 Entire Agreement. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified, amended or otherwise changed in any manner except by a writing executed by Buyer and Seller.

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

        11.4 Notices. All notices and demands of any kind which either party may be required or may desire to serve upon the other party in connection with this Agreement shall be in writing and shall be served by personal delivery, certified or overnight mail, reputable overnight courier service or fax (followed promptly by hard copy) at the addresses set forth below:

                  As to Seller:             PP Center Limited
                                            Attention:  Terry L. Sternad
                                            110-B Northwoods Drive
                                            Columbus, Ohio  43235
                                            Phone: (614) 846-5330
                                            Fax: (614) 846-7783

                  With a copy to:           Jones, Day
                                            Attention:  Harlan W. Robins, Esq.
                                            1900 Huntington Center
                                            Columbus, Ohio 43215
                                            Phone: (614) 469-3925
                                            Fax: (614) 461-4198

                  As to Buyer:              RRC Acquisitions Two, Inc.
                                            Attention:  Robert L. Miller
                                            Suite 200, 121 W. Forsyth St.
                                            Jacksonville, Florida 32202
                                            Phone: (904) 356-7000
                                            Fax: (904) 354-1832

                  With a copy to:           Rogers, Towers, Bailey, Jones & Gay
                                            Attention:  William E. Scheu, Esq.
                                            1301 Riverplace Blvd., Suite 1500
                                            Jacksonville, Florida 32207
                                            Phone: (904) 398-3911
                                            Fax: (904) 396-0663

Any notice or demand so served shall constitute proper notice hereunder upon delivery to the United States Postal Service or to such overnight courier. A party may change its notice address by notice given in the aforesaid manner.

        11.5 Headings. The titles and headings of the various sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.


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

        11.6 Validity. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        11.7 Attorneys' Fees. In the event of any litigation between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees actually incurred, whether or not incurred in trial or on appeal, incurred therein by the successful party, all of which may be included in and as a part of the judgment rendered in such litigation. Any indemnity provisions herein shall include indemnification for reasonable attorneys' fees and costs, whether or not suit be brought and including fees and costs actually incurred, whether or not suit be brought and including fees and costs actually occurred on appeal.

        11.8     Time of Essence.  Time is of the essence of this Agreement.

        11.9 Governing Law. This Agreement shall be governed by the laws of the state in which the Property is located.

        11.10 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third parties, including any brokers or creditors, shall be beneficiaries hereof.

        11.11 Exhibits. All exhibits attached hereto are incorporated herein by reference to the same extent as though such exhibits were included in the body of this Agreement verbatim.

        11.12 Gender; Plural; Singular; Terms. A reference in this Agreement to any gender, masculine, feminine or neuter, shall be deemed a reference to the other, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The terms "herein," "hereof," "hereunder," and other words of a similar nature mean and refer to this Agreement as a whole and not merely to the specified section or clause in which the respective word appears unless expressly so stated.

        11.13 Further Instruments, Etc. This Agreement may be executed in counterparts and when so executed shall be deemed executed as one agreement.

Seller and Buyer shall execute any and all documents and perform any and all acts reasonably necessary to fully implement this Agreement.

        11.14 Survival. The obligations of Seller and Buyer intended to be performed after the Closing shall survive the closing.

        11.15 No Recording. Neither this Agreement nor any notice, memorandum or other notice or document relating hereto shall be recorded.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Witnesses:
                                             RRC ACQUISITIONS TWO, INC.,
                                               a Florida corporation
Name:

                                             By:
                                                 Name:
Name:                                            Title:

                                              Date:  August              , 1998
                                              Tax Identification No: 59-3478325

                                                     "BUYER"

                                             REGENCY CENTERS, L.P., a Delaware
                                             limited partnership

                                             By its General Partner:

                                             REGENCY REALTY CORPORATION,
                                             a Florida corporation
Name:

                                             By:
                                                Name:
Name:                                           Title:

                                             Date: August               , 1998
                                             Tax Identification No: 59-3429602

                                                     "PARTNERSHIP"

                                             PP CENTER LIMITED, an Ohio
                                             limited liability company

                                             By Its Authorized Member:


Name:
                                            By:
                                               Name:
Name:                                          Title:

                                            Date: August         , 1998
                                            Tax Identification No:

                                                     "SELLER"




                             JOINDER OF ESCROW AGENT


         1. Duties. Escrow Agent joins herein for the purpose of agreeing to comply with the terms hereof insofar as they apply to Escrow Agent. Escrow Agent shall receive and hold the Earnest Money Deposit in trust, to be disposed of in accordance with the provisions of this joinder and the foregoing Agreement. The Earnest Money Deposit shall be invested by Escrow Agent in an interest bearing account at a national bank acceptable to Buyer and Seller.

         2. Indemnity. Escrow Agent shall not be liable to either party except for claims resulting from the gross negligence or willful misconduct of Escrow Agent. If the escrow is involved in any controversy or litigation, the parties hereto shall jointly and severally indemnify and hold Escrow Agent free and harmless from and against any and all loss, cost, damage, liability or expense, including costs of reasonable attorneys' fees actually incurred by Escrow Agent or to which Escrow Agent may be put incur by reason of or in connection with such controversy or litigation, except to the extent it is finally determined that such controversy or litigation resulted from Escrow Agent's gross negligence or willful misconduct. If the indemnity amounts payable hereunder result from the fault of Buyer or Seller (or their respective agents), the party at fault shall pay, and hold the other party harmless against, such amounts.

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

         3. Conflicting Demands. If conflicting demands are made upon Escrow Agent or Escrow Agent is uncertain with respect to the escrow, the parties hereto expressly agree that Escrow Agent shall have the absolute right to do either or both of the following: (i) withhold and stop all proceedings in performance of this escrow and await settlement of the controversy by final appropriate legal proceedings or otherwise as it may require; or (ii) file suit for declaratory relief and/or interpleader and obtain an order from the court requiring the parties to interplead and litigate in such court their several claims and rights between themselves. Upon the filing of any such declaratory relief or interpleader suit and tender of the Earnest Money Deposit to the court, Escrow Agent shall thereupon be fully released and discharged from any and all obligations to further perform the duties or obligations imposed upon it. Buyer and Seller agree to respond promptly in writing to any request by Escrow Agent for clarification, consent or instructions. Any action proposed to be taken by Escrow Agent for which approval of Buyer and/or Seller is requested shall be considered approved if Escrow Agent does not receive written notice of disapproval within five (5) business days after a written request for approval is received by the party whose approval is being requested. Escrow Agent shall not be required to take any action for which approval of Buyer and/or Seller has been sought unless such approval has been received. No disbursements shall be made, other than as provided in Sections and of the foregoing Agreement, or to a court in an interpleader action, unless Escrow Agent shall have given written notice of the proposed disbursement to Buyer and Seller and neither Buyer nor Seller shall have delivered any written objection to the disbursement within five (5) business days after receipt of Escrow Agent's notice. No notice by Buyer or Seller to Escrow Agent of disapproval of a proposed action shall affect the right of Escrow Agent to take any action as to which such approval is not required.

         4. Tax Identification. Seller and Buyer shall provide to Escrow Agent appropriate Federal tax identification numbers.

                                         OHIO TITLE CORPORATION, AS AGENT FOR
                                         FIRST AMERICAN TITLE INSURANCE
                                         COMPANY


                                         By:
                                         Its Authorized Agent

                                         Date:                      , 1998

                                                 "ESCROW AGENT"

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

                                     EXHIBIT

                           Audit Representation Letter



                           --------------------------
                          (Acquisition Completion Date)




KPMG Peat Marwick LLP
Suite 2700
One Independent Drive
Jacksonville, Florida  32202

Dear Sirs:

         We are providing this letter in connection with your audit of the Statement of Revenues and Certain Expenses for the twelve months ended ________________, for the purpose of expressing an opinion as to whether the financial statement presents fairly, in all material respects, the results of its operations of Park Place Shopping Center.

         Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

         We confirm, to the best of our knowledge and belief, the following representations made to you during your audit:

         1. The financial statement referred to above is fairly presented in conformity with Seller's customary accounting standards, consistently applied.

         2.       We have made available to you:

                  a.  All financial records and related data.


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

                  b. All agreements or amendments to agreements which would have a material impact on the Statement of Revenues and Certain Expenses.

         3.      There have been no:

                  a. Instances of fraud involving management or employees who have significant roles in internal control.

                  b. Instances of fraud involving others that could have a material effect on the Statement of Revenue and Certain Expenses.

                  c. Violations or possible violations of laws or regulations, the effects of which should be considered for disclosure in the Statement of Revenue and Certain Expenses or as a basis for recording a loss contingency.

         4. There are no:

                  a. Unasserted claims or assessments that our lawyers have advised us are probable of assertion and must be disclosed in accordance with Statement of Financial Accounting Standards No. 5 Accounting for Contingencies (SFAS No. 5).

                  b. Material gain or loss contingencies (including oral and written guarantees) that are required to be accrued or disclosed by SFAS No. 5.

                  c. Material transactions that have not been properly recorded in the accounting records underlying the Statement of Revenues and Certain Expenses.

                  d. Events that have occurred subsequent to ______________ and through the date of this letter that would require adjustment to or disclosure in the Statement of Revenues and Certain Expenses.

         5. The Company has complied with all aspects of contractual agreements that would have a material effect on the Statement of Revenues and Certain Expenses in the event of noncompliance.

         6. All related party transactions have been properly recorded or disclosed in the Statement of Revenues and Certain Expenses.

         Further,   we  acknowledge   that  we  are  responsible  for  the  fair
presentation of the Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles.

                                                     Very truly yours,

                                                     "Seller/Manager"


                                                     Name
                                                     Title

                                     EXHIBIT

                              Partnership Agreement

                                     EXHIBIT

                       Legal Description of Real Property

                                     EXHIBIT

                              Redemption Agreement

                                     EXHIBIT

                                    Rent Roll

                                     EXHIBIT
                             Form of Estoppel Letter

                                      _____________________, 199_

RRC Acquisitions Two, Inc.
Regency Centers, L.P.
121 W. Forsyth St., Suite 200
Jacksonville, Florida  32202

         RE:      ___________________________ (Name of Shopping Center)

Ladies and Gentlemen:

         The undersigned (Tenant) has been advised you may purchase the above Shopping Center, and we hereby confirm to you that:

         1.       The undersigned is the Tenant of  ___________________________,
                  Landlord, in the above Shopping Center, and is currently in possession and paying rent on premises known as Store No. _______________ [or Address:
                  -----------------------------------------------------------],
                  and containing approximately _____________ square feet, under the terms of the lease dated ______________________, which has
                  (not) been amended by amendment dated ________________________ (the "Lease"). There are no other written or oral agreements between Tenant and Landlord. Tenant neither expects nor has been promised any inducement, concession or consideration for entering into the Lease, except as stated therein, and there are no side agreements or understandings between Landlord and Tenant.

         2. The term of the Lease commenced on ____________________, expiring on ___________________, with options to extend of ________________ (____) years each.

         3.       As  of   ____________________,   monthly   minimum  rental  is
                  $_______________ a month.

         4. Tenant is required to pay its pro rata share of Common Area Expenses and its pro rata share of the Center's real property taxes and insurance cost. Current additional monthly payments for expense reimbursement total $____________ per month for common area maintenance, property insurance and real estate taxes.

         5. Tenant has given [no security deposit] [a security deposit of $--------------].

         6. No payments by Tenant under the Lease have been made for more than one (1) month in advance, and minimum rents and other charges under the Lease are current.

         7. All matters of an inducement nature and all obligations of the Landlord under the Lease concerning the construction of the Tenant's premises and development of the Shopping Center, including without limitation, parking requirements, have been performed by Landlord.

         8. The Lease contains no first right of refusal, option to expand, option to terminate, or exclusive business rights, except as follows:

         9. Tenant knows of no default by either Landlord or Tenant under the Lease, and knows of no situations which, with notice or the passage of time, or both, would constitute a default. Tenant has no rights to off-set or defense against Landlord as of the date hereof.

         10. The undersigned has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises except as follows:

         11. Tenant has not generated, used, stored, spilled, disposed of, or released any hazardous substances at,on or in the Premises. "Hazardous Substances" means any flammable, explosive, toxic, carcinogenic, mutagenic, or corrosive substance or waste, including volatile petroleum products and derivatives and drycleaning solvents. To the best of Tenant's knowledge, no asbestos or polychlorinated biphenyl ("PCB") is located at, on or in the Premises. The term "Hazardous Substances" does not include those materials which are technically within the definition set forth above but which are contained in pre-packaged office supplies, cleaning materials or personal grooming items or other items which are sold for consumer or commercial use and typically used in other similar buildings or space.

The undersigned makes this statement for your benefit and protection with the understanding that you intend to rely upon this statement in connection with your intended purchase of the above described Premises from Landlord. The undersigned agrees that it will, upon receipt of written notice from Landlord, commence to pay all rents to you or to any Agent acting on your behalf.

                                                 Very truly yours,

                                     ___________________________________(Tenant)
Mailing Address:
____________________________         By:________________________________________
                                           Its:_________________________________
----------------------------


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


                                     EXHIBIT

                              Document Request List

Items Required from the Seller:

     1)   Property Specifications (Zoning)
     2)   As Built Plans & Specs (arch. and engineering)
**   3)   Site Plan (including suite numbers)
     4)   Location maps
     5)   Aerial photographs
     6)   Demographics (including traffic counts)
     7)   Legal Description
     8)   Parking Information - Space count
**   9)   Copy of All Leases (and amendments) & Lease Briefs
    10)  Certificates of Occupancy - All current tenants
    11)  Schedule of Security Deposits
**  12)  Most recent Rent Roll (with suite #'s, rent escalations, and option period info)
**  13)  Sales Reports (most recent 3 Years) for tenants reporting
    14)  Current Rent Billings (by category, base, CAM, etc.)
**  15)  Current Delinquency Report (with explanations for balances > $1,000)
    16)  Tenant Activity Register for all Current Tenants (billings & payments)
    17)  Tenant Estoppels
**  18)  Property  Operating  Results - Most  recent 3 Years  19)  Property
         Capital Expenditures - Most recent 3 Years 20) Audited Financial Statements - 3 Years 21) Real Estate and other tax bills - 3 Years 22) Year to Date Financials & YTD detail general Ledger
** 23)   Existing Service Agreements and Warranties
   24)   Three years loss history - reported claims
** 25)   Most Recent Year Expense Recovery Reconciliation
   26)   Breakdown of CAM Pools
   27)   Proof Sales Tax Payments are Current
   28)   Appraisal (last available)
** 29)   Seller's Budget for up-coming/current year
   30)   Utility Bills for last 12 mths/deposits
   31)   Personal Property Inventory
   32)   Existing Title Insurance Policy
** 33)   Available Inspection Reports (environmental, roof, structural, etc.)
   34)   Summary of Tenant Contacts (with address and telephone numbers)
         With local (incld store#) & national addresses
**35)    Seller's Existing Survey
  36)    Tax plat map

** Required documents for commencement of Inspection Period.

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